Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of _____, 2022, by and between Forest Acquisition Corp, a British Virgin Islands corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust corporation (the “Trustee”).

WHEREAS, the Company’s registration statement, as amended, on Form S-1, File No. 333-___ (the “Registration Statement”) for the initial public offering (such initial public offering hereinafter referred to as the “Offering”) of the Company’s units (the “Units”), each of which consists of: (i) one ordinary share (the “Ordinary Share”); (ii) one redeemable warrant (“Warrant”) entitling the holder thereof to purchase one-half of one Ordinary Share; and (iii) one right (“Right”) to receive 1/10th of an Ordinary Share has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (the “SEC”); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, the Company has previously or simultaneously herewith entered into agreements with Computershare Trust Company N.A. and Computershare Inc. collectively as transfer agent (the “Transfer Agent”), whereby the Transfer Agent shall serve as transfer agent and registrar with respect to the Units, the Ordinary Shares, Warrants and Rights.

WHEREAS, as described in the Registration Statement, an aggregate of $66,000,0000 consisting of proceeds of the Offering and a portion of the sale proceeds of the sale of 232,000 Private Placement Units issued to Bit Mining Management Corp. (“Sponsor”) as sponsor of the Company (or $75,900,000 if the Underwriters’ option to purchase additional units is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon and any Extension Payment as described in the paragraph below) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, as described Registration Statement and in its Amended and Restated Memorandum and Articles of Association, the Company’s ability to complete a business combination may be extended in additional increments of one-month up to a total of 12 additional months from the closing date of the Offering, subject to the payment into the Trust Account by the Sponsor (or its designees or affiliates) of the sum of $2,640,000 (or $3,036,000 in the event that the Underwriters’ option to purchase additional units is exercised in full) (the “Extension Payment”), representing the sum of $0.40 per Ordinary Share sold to Public Stockholders, and which Extension Payments, if any, shall be added to the Trust Account.

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,650,000, or $1,897,500 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at Bank of America, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more), maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the express terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s written instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) As soon as practicable, notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be reasonably requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) At the Company’s sole cost and expense (including any advancements required by the Trustee) and subject to indemnification provided therefor, participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so; provided, that, such participation is not in conflict with the Trustee’s interest nor limits the rights and immunities of the Trustee hereunder;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and as soon as practicable after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”), plus additional amounts that may be released to us to pay our franchise and income tax obligations, if any (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon (1) the date which is 24 months after the closing of the Offering or (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to fund the Company’s Regulatory Withdrawals and/or additional amounts necessary to pay its franchise and income tax obligations, if any (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any income or franchise tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such tax payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the Chief Financial Officer of the Company setting forth the actual amount payable. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated certificate of incorporation. The Stockholder Redemption Withdrawal Instruction shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond and shall not be liable for complying with said request; and

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), 1(j), 1(k) or 1(l) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k) and 1(l) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in the absence of bad faith, believes to be given by any one of the persons authorized above to give written instructions. The Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee and its sub agents from and against any and all expenses, including reasonable counsel fees and disbursements, or losses, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Trustee in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld, conditioned or delayed. The Company may participate in such action with its own counsel and at its own expense;

(c) Pay the Trustee the fees, expenses and costs in accordance with a mutually agreed upon schedule to be executed on or about the date hereof, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(l) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the monthly fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), the fee schedule and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Instruct the Trustee in writing to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(g) Within four (4) business days after the Underwriters exercise the over- allotment option (or any unexercised portion thereof) or such over-allotment expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $1,650,000.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any Agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Trustee in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, except for the Trustee’s gross negligence, fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Trustee in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in the absence of bad faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j), 1(k) and 1(l) hereof.

(l) Compensate the Company or any other person for and shall have no responsibility or liability for any diminution of the Property that may result from any deposit made by Trustee in accordance with this Agreement, including any losses resulting from a default by any bank, financial institution or other third party.

Notwithstanding anything in this Agreement to the contrary, any liability of the Trustee under this Agreement will be limited to the amount of annual fees (but not reimbursed costs) paid by the Company to the Trustee during the twelve (12) months immediately preceding the event for which recovery from the Trustee is being sought (except for liability resulting from the Trustee’s gross negligence, fraud or willful misconduct in each case as determined by a final non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event will the Trustee be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if apprised of the possibility of such loss or damages.

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

The Trustee shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Trustee, unless the Trustee shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Trustee must, in order to be effective, be received by the Trustee as specified herein, and in the absence of such notice so delivered, the Trustee may conclusively assume no such event or condition exists.

Whenever in the performance of its duties under this Agreement the Trustee shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Trustee to be the Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the Board or other authorized officer of the Company, and delivered to the Trustee; and such certificate shall be full authorization and protection to the Trustee and the Trustee shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Trustee shall have no duty to act without such a certificate.

The obligations of the Company and the rights and immunities of the Trustee contained in this Section 3 shall survive the termination of this Agreement and the resignation, replacement or removal of the Trustee.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee, at the Company’s cost and expense, may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immediately discharged from the Agreement and immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, subject to the survival provisions contained in Section 3, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction), the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds. The parties agree that the Trustee shall have no duty to confirm or verify the accuracy of such information and shall not be liable therefor.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i) and 1(l) hereof (which may not be modified, amended or deleted without the affirmative vote of sixty five percent (65%) of the then outstanding shares of Ordinary Share, par value $0.001 per share, provided that no such amendment will affect any Public Stockholder who has otherwise indicated his election to redeem his shares of Ordinary Share in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. As a condition precedent to the Trustee’s execution of any amendment or modification, the Company shall deliver to the Trustee a certificate of an authorized officer which shall state that the amendment or modification is in accordance with this Section 6(c).

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Computershare Trust Company, N.A.

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: Rose Stroud and/or Jay Ramos

Facsimile No. (303) 262-0608

Email: corporate.trust@computershare.com and

rose.stroud@computershare.com, jay.ramos@computershare.com

and

Computershare Trust Company, N.A.

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

Facsimile No.: (201) 680-4610

if to the Company, to:

Forest Acquisition Corp

434 W. 33rd Street, Suite 700

New York, New York, 10001

Tel.: (646) 921-1721

Attn.: Chief Executive Officer

in each case, with copies to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York New York, 10017

Tel.: 212 599-3322

Attn.: Bill Huo, Esq.

bhuo@beckerlawyers.com

and

If to the Representative:

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, NY 10019

Tel.: (212) 409 2119

Attn.: Jeffery Caliva

jcaliva@ladenburg.com

in each case, with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, NY 10036

Tel.: (212) 715 9100

Attn.: Christopher Auguste, Esq.

cauguste@kramerlevin.com

(f) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g) Each of the Company and the Trustee hereby acknowledges and agrees that Representative, on behalf of the Underwriters, is a third party beneficiaries of this Agreement.

(h) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Computershare Trust Company, N.A., as Trustee

By:
	Name:	Jaddiel Ramos
	Title:	Corporate Trust Officer

Forest Acquisition Corp

By:
	Name:	Ming Zhang
	Title:	Chief Executive Officer

[Signature Pages to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$3,500.00
Trustee administration fee	Payable annually. First year fee payable, at initial closing of Offering by wire transfer, thereafter by wire transfer or check.	$7,500.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(k)	Billed to Company following disbursement made to Company under Section 1(i), 1(j) and 1(k)	$100.00
Paying Agent services as required pursuant to Section 1(i) and 1(l)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(l)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Computershare Trust Company, N.A.

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: Rose Stroud and/or Jay Ramos

Facsimile No. (303) 262-0608

Email: corporate.trust@computershare.com and

rose.stroud@computershare.com, jay.ramos@computershare.com

Computershare Trust Company, N.A.

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

Facsimile No.: (201) 680-4610

Re: Trust Account No. Termination Letter

Dear [●]

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Forest Acquisition Corp (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [●], 2022 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [●] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on [●], and to transfer the proceeds into a segregated account held by you on behalf of the beneficiaries to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that _____________ (the “Representative”) (with respect to the Deferred Discount) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account awaiting distribution, the Company or the Representative will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Forest Acquisition Corp

By:
Name:
Title:

cc: [●]

[●]

EXHIBIT B

[Letterhead of Company]

[Insert date]

Computershare Trust Company, N.A.

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: Rose Stroud and/or Jay Ramos

Facsimile No. (303) 262-0608

Email: corporate.trust@computershare.com and

rose.stroud@computershare.com, jay.ramos@computershare.com

Computershare Trust Company, N.A.

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

Facsimile No.: (201) 680-4610

Re: Trust Account No. [     ] Termination Letter

Dear [●]

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Forest Acquisition Corp (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [●], 2022 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s Amended and Restated Memorandum and Article of Association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on [●], 2022 and to transfer the total proceeds into the trust operating account at [•] to await distribution to the Public Stockholders. The Company has selected [●]1 as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Article of Association of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

Forest Acquisition Corp

By:
Name:
Title:

cc:	[●]

[●]

[1]	21 months from the closing of the Offering, or at a later date, if extended.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Computershare Trust Company, N.A.

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: Rose Stroud and/or Jay Ramos

Facsimile No. (303) 262-0608

Email: corporate.trust@computershare.com and

rose.stroud@computershare.com, jay.ramos@computershare.com

Computershare Trust Company, N.A.

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

Facsimile No.: (201) 680-4610

Re: Trust Account No. [     ] Tax Payment Withdrawal Instruction

Dear [●]

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Forest Acquisition Corp (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [●], 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Forest Acquisition Corp

By:
Name:
Title:

cc:	[●]

[●]

EXHIBIT D

[Letterhead of Company]

[Insert date]

Computershare Trust Company, N.A.

6200 S. Quebec St.

Greenwood Village, CO 80111

Attn: Rose Stroud and/or Jay Ramos

Facsimile No. (303) 262-0608

Email: corporate.trust@computershare.com and

rose.stroud@computershare.com, jay.ramos@computershare.com

Computershare Trust Company, N.A.

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

Facsimile No.: (201) 680-4610

Re: Trust Account No. [     ] Stockholder Redemption Withdrawal Instruction

Dear [●]

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Forest Acquisition Corp (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [●], 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that affects the substance or timing of the Company’s obligation to redeem 100% of its public shares of Ordinary Share if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Amended and Restated Memorandum and Article of Association. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

Very truly yours,

Forest Acquisition Corp

By:
Name:
Title:

cc:	[●]

[●]